                                                                      EXHIBIT 5A
                           INTERNATIONAL EQUITY FUND
                        INVESTMENT MANAGEMENT AGREEMENT

AGREEMENT made as of this 19th day of January, 1992, by and between METLIFE STATE STREET INVESTMENT SERVICES, INC., a corporation organized under the laws of the Commonwealth of Massachusetts having its principal place of business in Boston, Massachusetts (the "Investment Manager"), and METLIFE PORTFOLIOS, INC., a Maryland corporation (the "Corporation") having its principal place of business in New York, New York.

WHEREAS, the Corporation is engaged in business as an open-end management investment company and is registered as such under the Investment Company Act of 1940, as amended (the "1940 Act"); and

WHEREAS, the Investment Manager is engaged principally in the business of rendering investment management services and is registered as an investment adviser under the Investment Adviser Act of 1940, as amended; and

WHEREAS, the Corporation, a series type of investment company, issues separate classes (or series) of stock, each of which represents a separate diversified portfolio of securities and other assets; and

WHEREAS, the Corporation is currently comprised of two series, the MetLife International Equity Fund and the MetLife International Fixed Income Fund, each of which pursues its investment objectives through separate investment policies, and the Corporation may add or delete series from time to time;

WHEREAS, the Corporation desires to enter into a separate investment management agreement with respect to the MetLife International Fixed Income Fund of the Corporation with the Investment Manager,

NOW, THEREFORE, in consideration of the promises and the covenants hereinafter contained, the Corporation and the Investment Manager hereby agree as follows:


                                   ARTICLE 1

                            APPOINTMENT OF MANAGER

     The Corporation hereby appoints the Investment Manager to act as investment manager of and investment adviser to the International Equity Fund (the "Fund") and to manage the investment and reinvestment of the assets of the Fund and to administer its affairs, subject to the supervision of the Board of Directors of the Corporation, for the period and on the terms herein set forth. The Investment Manager accepts such appointment and agrees during such period, at its own expense, to render the services and to assume the obligations herein set forth, for the compensation herein provided. The Investment Manager shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise provided or authorized, have no authority to act for or represent the Corporation in any way or otherwise be deemed an agent of the Corporation other than in furtherance of its duties and responsibilities as set forth in this Agreement.


                                   ARTICLE 2

                               DUTIES OF MANAGER

     The Investment Manager, at its own expense, shall furnish the following services and facilities to the Corporation:

                       I. INVESTMENT MANAGEMENT SERVICES

     In acting as Investment Manager of the Fund, the Investment Manager shall regularly provide the Fund with such investment research, advice and management as the Corporation may from time to time consider necessary for the proper management of the Fund and shall furnish continuously an investment program and shall determine which securities shall be purchased, sold or exchanged and what portion of the assets of the Fund shall be held in the various securities or other assets, subject always to any restrictions of the Corporation's Articles of Incorporation and By-Laws, as amended or supplemented from time to time, the provisions of applicable law and regulations including the 1940 Act, and the statements relating to the Fund's investment objectives, policies and restrictions as the same are set forth in the prospectus and statement of additional information of the Corporation then currently effective under the Securities Act of 1933 (the "Prospectus"). Should the Board of Directors of the Corporation at any time, however, make any definite determination as to investment policy and notify the Investment Manager thereof, the Investment Manager shall be bound by such determination for the period, if any, specified in such notice or until similarly notified that such determination has been revoked. The Investment Manager shall take, on behalf of the corporation, all actions which it deems necessary to implement the investment policies of the Fund, determined as provided above. Subject to the foregoing, the Investment Manager shall have the authority to engage one or more sub-investment managers in connection with the management of the Fund, which sub-investment managers may be affiliates of the Investment Manager.

     The Investment Manager shall place all orders for the purchase and sale of portfolio securities for the account of the Fund with brokers or dealers selected by the Investment Manager, although the Fund will pay the actual brokerage commissions on portfolio transactions in accordance with Article 3(d).

     In connection with the selection of such brokers or dealers and the placing of such orders, the Investment Manager is directed at all times to follow the policies of the Corporation as set forth in the Prospectus. Nothing herein shall preclude the "bunching"of orders for the sale or purchase of portfolio securities with other Funds or with other accounts managed by the Investment Manager or with the Investment Manager's own general funds. The Investment Manager shall not favor any account over any other and any purchase or sale orders executed contemporaneously shall be allocated in a manner it deems equitable among the accounts involved and at a price which is approximately averaged.

The Investment Manager shall furnish to the Corporation necessary assistance in:

     (i) the preparation of all reports now or hereafter required by federal or other laws; and

     (ii) the preparation of prospectuses, registration statements and amendments thereto thant may be required by federal or other laws or by the rules or regulations of any duly authorized commission or administrative body.

     The Investment Manager shall arrange for providing and maintaining a bond issued by a reputable insurance company authorized to do business in the place where the bond is issued against larceny and embezzlement covering each officer and employee of the Corporation and/or the Investment Manager who may singly or jointly with others have access to funds or securities of the Corporation, with direct or indirect authority to draw upon such funds or to direct generally the disposition of such funds. The bond shall be in such reasonable amount as a majority of the Board of Directors of the Corporation who are not "interested persons" of the Corporation, as defined in the 1940 Act, shall determine, with due consideration given to the aggregate assets of the Corporation to which any such officer or employee may have access. The premium for the bond shall be payable by the Corporation in accordance with Article 3(o).


                          II. ADMINISTRATIVE SERVICES

     The Investment Manager shall also manage, supervise and conduct the other affairs and business of the Fund and matters incidental thereto, subject always to the control of the Board of Directors of the Corporation and to the provisions of the Articles of Incorporation and By-laws of the Corporation, as amended, and the Prospectus of the Corporation as from time to time amended and in effect, and the 1940 Act. Subject to the foregoing, and subject to the specific approval of the Corporation, the Investment Manager shall have the authority to engage one or more entities to perform its obligations for sub-administrative services in connection with the management of the Fund, which sub-administrators may be affiliates of the Investment Manager.

     The Investment Manager shall furnish the Corporation office space in the offices of the Investment Manager, or in such other place or places as may be agreed upon from time to time, and all necessary office facilities, simple business equipment supplies, utilities, and telephone service for managing the affairs and investments of the Fund.

     The Investment Manager shall provide all necessary executive and administrative personnel for managing the affairs of the Fund, including personnel to perform clerical, bookkeeping, accounting and other office functions. These services are exclusive of the bookkeeping and accounting services of any dividend disbursing agent, transfer agent, registrar or custodian. The Investment Manager shall compensate all personnel, officers and Directors of the Corporation if such persons are also employees of the Investment Manager or its affiliates.




                                   ARTICLE 3

                             ALLOCATION OF EXPENSE

     Except for the services and facilities to be provided by the Investment Manager as set forth in Article 2 above, the Corporation assumes and shall pay all expenses for all other Fund operations and activities and shall reimburse the Investment Manager for any such expenses incurred by the Investment Manager (it being understood that the Corporation shall allocate such expenses between or among its Funds to the extent contemplated by its Article of Incorporation). The expenses to be borne by the Fund with respect to the Fund shall include, without limitation:

     (a) all expenses of organizing the Corporation or forming any Fund thereof;

     (b) the charges and expenses of any registrar, stock transfer or dividend disbursing agent, shareholder servicing agent, custodian, or depository appointed by the Corporation with respect to the Fund for the safekeeping of its cash, portfolio securities and other property, including the costs of servicing shareholder investment accounts and bookkeeping, accounting and pricing services;

     (c) the charges and expenses of auditors;

     (d) brokerage commissions and other direct costs incurred in connection with transactions in the portfolio securities of the Fund, including any portion of such commissions attributable to brokerage and research services as defined in Section 28(e) of the Exchange Act and including any costs directly related to the acquisition, disposition, lending or borrowing of portfolio investments;

     (e) taxes, including issuance and transfer taxes, and corporate registration, filing or other fees payable by the Corporation with respect to the Fund, to federal, state or other governmental agencies;

     (f) expenses, including the cost of printing certificates, relating to the issuance of shares of the Fund;

     (g) expenses involved in registering and maintaining registrations of the Fund and of its shares with the Securities and Exchange Commission and various states and other jurisdictions, including reimbursement of actual expenses incurred by the Investment Manager in performing such functions for the Fund, which may include compensation of persons who are employees of the Investment Manager, in proportion to the relative time spent on such matters;

     (h) expenses related to the redemption of shares of the Fund, including expenses attributable to any program of periodic redemption;

     (i) expenses of shareholders and Directors meetings, including meetings of committees, and of preparing, printing and mailing proxy statements, quarterly reports, semi-annual reports, annual reports and other communications to existing shareholders;

     (j) expenses of preparing and setting in type prospectuses, and expenses of printing and mailing the same to existing shareholders (but not expenses of printing and mailing of prospectuses and literature used for promotional purposes);

     (k) compensation and expenses of Directors who are not "interested persons" within the meaning of the 1940 Act;

     (l) expenses of maintaining shareholder accounts and furnishing, or causing to be furnished, to each shareholder statement of his or her account, including the expense of mailing;

     (m) charges and expenses of legal counsel in connection with matters relating to the Fund, including, without limitation, legal services rendered in connection with the Corporation's corporate and financial structure and relations with its shareholders, issuance of shares of the Fund, and registration and qualification of securities under federal, state and other laws;

     (n) the cost and expense of maintaining the books and records of the Fund, including general ledger accounting;

     (o) insurance premiums on fidelity, errors and omissions and other coverages including the expense of obtaining and maintaining a fidelity bond as required by Section 17(g) of the 1940 Act;

     (p) interest and any other costs related to borrowings by the Corporation for the Fund; and

     (q) such other non-recurring expenses of the Corporation with respect to the Fund as may arise, including expenses of actions, suits, or proceedings to which the Corporation is a party and expenses resulting from the legal obligation which the Corporation may have to provide indemnity with respect thereto.



                                   ARTICLE 4

                                MANAGEMENT FEE

     For the services rendered and the facilities to be provided by the Investment Manager as set forth in Article 2 hereof, the Corporation agrees that the Fund shall pay to the Investment Manager a monthly fee as soon as practical after the last day of each calendar month, which fee shall be paid at a rate equal to ninety-five one hundredths of one percent (95%) of the average daily net asset value of such Fund for such calendar month, commencing as of the date on which this Agreement becomes effective with respect to such Fund and computed in accordance with the description of the method of determination of net asset value contained in the Prospectus.

     In the case of commencement or termination of this Agreement with respect to the Fund during any calendar month, the fee with respect to the Fund for that month shall be reduced proportionately based upon the number of calendar days during which this Agreement is in effect with respect to the Fund, and the fee shall be computed based upon the average daily net asset value of the Fund during such period.



                                   ARTICLE 5

                              EXPENSE LIMITATION

     The Investment Manager agrees that if the total expenses of the Fund (exclusive of interest, taxes, brokerage expenses and extraordinary items such as litigation expenses) for any fiscal year of the Fund exceed the lowest expense limitation imposed in any jurisdiction in which the Fund is then making sales of its shares or in which its shares are then qualified for sale, if any, the Investment Manager will pay or reimburse the Fund for that excess up to the amount of its advisory fees payable with respect to the Fund during that fiscal year. The amount of the monthly advisory fee payable by the Fund under Article 4 hereof shall be reduced to the extent that the monthly expenses of the Fund, on an annualized basis, would exceed the foregoing limitation. At the end of each fiscal year of the Fund, if the aggregate annual expenses chargeable to the Fund for that year exceed the foregoing limitation based upon the average of the monthly average net asset value of the Fund for the year, the Investment Manager will promptly reimburse the Fund for the amount of such excess to the extent not already reimbursed by reduction of the monthly advisory fee, but if such expenses are within the foregoing limitation, any excess amount previously withheld from the monthly advisory fee during that fiscal year will be promptly paid over to the Investment Manager.

     In the event that this Agreement (i) is terminated as of a date other than the last day of the fiscal year of the Fund or (ii) commences as of a date other than the first day of the fiscal year of the Fund, then the expenses of the Fund shall be annualized and the Investment Manager shall pay to, or receive from, the Fund a pro rata portion of the amount that the Investment Manager would have been required to pay or would have been entitled to receive, if any, had this Agreement been in effect with respect to the Fund for the full fiscal year.


                                   ARTICLE 6

                          RELATIONS WITH CORPORATION

     Subject to and in accordance with the Articles of Incorporation and By-laws of the Corporation and the Articles of Organization and By-laws of the Investment Manager, it is understood that Directors, officers, agents and shareholders of the Corporation are or may be interested in the Investment Manager (or any successor thereof) as directors, officers or otherwise, that directors, officers, agents and shareholders of the Investment Manager (or any successor thereof) are or may be interested in the Corporation as Directors, officers, agents, shareholders or otherwise, that the Investment Manager (or any such successor thereof) is or may be interested in the Corporation as a shareholder or otherwise and that the effect of any such adverse interests shall be governed by said Articles of Incorporation, Articles of Organization and By-laws.


                                   ARTICLE 7

                        LIABILITY OF INVESTMENT MANAGER

     (a) In the performance of investment management services as provided in
Article 2, the Investment Manager shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with any investment policy or the purchase, sale or redemption of any securities on the recommendation of the Investment Manager. Nothing herein contained shall be construed to protect the Investment Manager against any liability to the Fund or its shareholders to which the Investment Manager shall otherwise be subject by reason of willful misfeasance, bad faith, gross negligence in the performance of its duties on behalf of the Fund, reckless disregard of the Investment Manager's obligations and duties under this Agreement or the violation of any applicable law.

     (b) In the performance of administrative services as provided in Article 2, and which the Investment Manager is obligated to perform hereunder, the Investment Manager shall be liable to the Fund or its shareholders for any willful or negligent act or omission in the performance of such administrative services.


                                   ARTICLE 8

                  DURATION AND TERMINATION OF THIS AGREEMENT

     (a) Duration. This Agreement shall become effective on the later of (i) the date on which a Registration Statement with respect to its shares under the Securities Act of 1933, as amended, is first declared effective by the Securities and Exchange Commission or (ii) the date on which the Fund commences offering its shares to the public, and shall continue in effect, but only so long as such continuance is specifically approved at least annually by (i) the Board of Directors of the Corporation, or by the vote of a majority of the outstanding shares of the Fund, and (ii) a majority of those directors who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

     (b) Termination. This Agreement may be terminated at any time, without payment of any penalty, by vote of the Board of Directors of the Corporation or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund, or by the Investment Manager, in each case on sixty (60) days prior written notice to the other party.

     (c) Automatic Termination. This Agreement shall automatically and immediately terminate in the event of its assignment (as defined in the 1940
Act).

     (d) Approval, Amendment or Termination. Any approval, amendment or termination of this Agreement by the holders of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund shall be effective to continue, amend or terminate this Agreement notwithstanding that such action has not been approved by the vote of a majority of the outstanding voting securities of the Corporation, unless such action shall be required by any applicable law or otherwise.

                                   ARTICLE 9

                            SERVICES NOT EXCLUSIVE

     The services of the Investment Manager to the Corporation hereunder are not to be deemed exclusive, and the Investment Manager shall be free to render similar services to others so long as its services hereunder are not impaired thereby.



                                  ARTICLE 10

                                    NOTICES

     Notices under this Agreement shall be in writing and shall be addressed, and delivered or mailed postage prepaid, to the other party at such address as such other party may designate from time to time for the receipt of such notices. For this purpose, and until further notice, the address of the Corporation is One Madison Avenue, New York, New York, 10010-3690 and the address of the Investment Manager is One Financial Center, Boston, Massachusetts 02111.







                                  ARTICLE 11

                          GOVERNING LAW; COUNTERPARTS

     This Agreement shall be construed in accordance with the laws of the State of New York. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall together, constitute only one instrument.

                                  ARTICLE 12

                                  DEFINITIONS

     The terms "assignment," "interested person," and "majority of the outstanding shares," when used in this Agreement, shall have the respective meanings specified under the 1940 Act.



     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first set forth above.


                                             METLIFE - STATE STREET
                                             INVESTMENT SERVICES

                                        By /s/ George Trotta
                                          ---------------------------
                                                  President

Attest

/s/ Leonard M. Bakal
--------------------------
       Asst. Clerk



                                             METLIFE PORTFOLIOS, INC.



                                        By /s/ Jeffrey Hodgman
                                          ---------------------------


Attest

/s/ Christopher Nicholas
--------------------------
     Asst. Secretary

                        INTERNATIONAL FIXED INCOME FUND
                        INVESTMENT MANAGEMENT AGREEMENT



     AGREEMENT made as of this 17th day of January, 1992, by and between METLIFE STATE STREET INVESTMENT SERVICES, INC., a corporation organized under the laws of the Commonwealth of Massachusetts having its principal place of business in Boston, Massachusetts (the "Investment Manager"), and METLIFE PORTFOLIOS, INC., a Maryland corporation (the "Corporation") having its principal place of business in New York, New York.

     WHEREAS, the Corporation is engaged in business as an open-end management investment company and is registered as such under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, the Investment Manager is engaged principally in the business of rendering investment management services and is registered as an investment adviser under the Investment Advisers Act of 1940, as amended; and

     WHEREAS, the Corporation, a series type of investment company, issues separate classes (or series) of stock, each of which represents a separate diversified portfolio of securities and other assets; and

     WHEREAS, the Corporation is currently comprised of two series, the MetLife International Equity Fund and the MetLife International Fixed Income Fund, each of which pursues its investment objectives through separate investment policies, and the Corporation may add or delete series from time to time;

     WHEREAS, the Corporation desires to enter into a separate investment management agreement with respect to the MetLife International Fixed Income Fund of the Corporation with the Investment Manager,

     NOW, THEREFORE, in consideration of the promises and the covenants hereinafter contained, the Corporation and the Investment Manager hereby agree as follows:


                                   ARTICLE 1

                            APPOINTMENT OF MANAGER

     The Corporation hereby appoints the Investment Manager to act as investment manager of and investment adviser to the International Fixed Income Fund (the "Fund") and to manage the investment and reinvestment of the assets of the Fund and to administer its affairs, subject to the supervision of the Board of Directors of the Corporation, for the period and on the terms herein set forth. The Investment Manager accepts such appointment and agrees during such period, at its own expense, to render the services and to assume the obligations herein set forth, for the compensation herein provided. The Investment Manager shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise provided or authorized, have no authority to act for or represent the Corporation in any way or otherwise be deemed an agent of the Corporation other than in furtherance of its duties and responsibilities as set forth in this Agreement.

                                   ARTICLE 2

                               DUTIES OF MANAGER

     The Investment Manager, at its own expense, shall furnish the following services and facilities to the Corporation:

                       I. INVESTMENT MANAGEMENT SERVICES

     In acting as Investment Manager of the Fund, the Investment Manager shall regularly provide the Fund with such investment research, advice and management as the Corporation may from time to time consider necessary for the proper management of the Fund and shall furnish continuously an investment program and shall determine which securities shall be purchased, sold or exchanged and what portion of the assets of the Fund shall be held in the various securities or other assets, subject always to any restrictions of the Corporation's Articles of Incorporation and By-Laws, as amended or supplemented from time to time, the provisions of applicable law and regulations including the 1940 Act, and the statements relating to the Fund's investment objectives, policies and restrictions as the same are set forth in the prospectus and statement of additional information of the Corporation then currently effectively under the Securities Act of 1933 (the "Prospectus"). Should the Board of Directors of the Corporation at any time, however, make any definite determination as to investment policy and notify the Investment Manager thereof, the Investment Manager shall be bound by such determination for the period, if any, specified in such notice or until similarly notified that such determination has been revoked. The Investment Manager shall take, on behalf of the Corporation, all actions which it deems necessary to implement the investment policies of the Fund, determined as provided above. Subject to the foregoing, the Investment Manager shall have the authority to engage one or more sub-investment managers in connection with the management of the Fund, which sub-investment managers may be affiliates of the Investment Manager.

     The Investment Manager shall place all orders for the purchase and sale of portfolio securities for the account of the Fund with brokers or dealers selected by the Investment Manager, although the Fund will pay the actual brokerage commission on portfolio transactions in accordance with Article 3(d).

     In connection with the selection of such brokers or dealers and the placing of such orders, the Investment Manager is directed at all times to follow the policies of the Corporation as set forth in the Prospectus. Nothing herein shall preclude the "bunching" of orders for the sale or purchase of portfolio securities with other Funds or with other accounts managed by the Investment Manager or with the Investment Manager's own general funds. The Investment Manager shall not favor any account over any other and any purchase or sale orders executed contemporaneously shall be allocated in a manner it deems equitable among the accounts involved and at a price which is approximately averaged.

The Investment Manager shall furnish to the Corporation necessary assistance in:

     (i) the preparation of all reports now or hereafter required by federal or other laws; and

    (ii) the preparation of prospectuses, registration statements and amendments thereto that may be required by federal or other laws or by the rules or regulations of any duly authorized commission or administrative body.

     The Investment Manager shall arrange for providing and maintaining a bond issued by a reputable insurance company authorized to do business in the place where the bond is issued against larceny and embezzlement covering each officer and employee of the Corporation and/or the Investment Manager who may singly or jointly with others have access to funds or securities of the Corporation, with direct or indirect authority to draw upon such funds or to direct generally the disposition of such funds. The bond shall be in such reasonable amount as a majority of the Board of Directors of the Corporation who are not "interested persons" of the Corporation, as defined in the 1940 Act, shall determine, with due consideration given to the aggregate assets of the Corporation to which any such officer or employee may have access. The premium for the bond shall be payable by the Corporation in accordance with Article 3(o).

                          II. ADMINISTRATIVE SERVICES

     The Investment Manager shall also manage, supervise and conduct the other affairs and business of the Fund and matter incidental thereto, subject always to the control of the Board of Directors of the Corporation and to the provisions of the Articles of Incorporation and By-laws of the Corporation, as amended, and the Prospectus of the Corporation as from time to time amended and in effect, and in the 1940 Act. Subject to the foregoing, and subject to the specific approval of the Corporation, the Investment Manager shall have the authority to engage one or more entities to perform its obligations for sub-administrative services in connection with the management of the Fund, which sub-administrators may be affiliates of the Investment Manager.

     The Investment Manager shall furnish the Corporation office space in the offices of the Investment Manager, or in such other place or places as may be agreed upon from time to time, and all necessary office facilities, simple business equipment, supplies, utilities, and telephone service for managing the affairs and investments of the Fund.

     The Investment Manager shall provide all necessary executive and administrative personnel for managing the affairs of the Fund, including personnel to perform clerical, bookkeeping, accounting and other office functions. These services are exclusive of the bookkeeping and accounting services of any dividend disbursing agent, transfer agent, registrar or custodian. The Investment Manager shall compensate all personnel, officers and Directors of the Corporation if such persons are also employees of the Investment Manager or its affiliates.



                                   ARTICLE 3

                             ALLOCATION OF EXPENSE

     Except for the services and facilities to be provided by the Investment Manager as set forth in Article 2 above, the Corporation assumes and shall pay all expenses for all other Fund operations and activities and shall reimburse the Investment Manager for any such expenses incurred by the Investment Manager (it being understood that the Corporation shall allocate such expenses between or among its Funds to the extent contemplated by its Articles of Incorporation). The expenses to be borne by the Fund with respect to the Fund shall include, without limitation:

     (a) all expenses of organizing the Corporation or forming any Fund thereof;

     (b) the charges and expenses of any registrar, stock transfer or dividend disbursing agent, shareholder servicing agent, custodian, or depository appointed by the Corporation with respect to the Fund for the safekeeping of its cash, portfolio securities and other property, including the costs of servicing shareholder investment accounts and bookkeeping, accounting and pricing services;

     (c)  the charges and expenses of auditors;

     (d) brokerage commissions and other direct costs incurred in connection with transactions in the portfolio securities of the Fund, including any portion of such commissions attributable to brokerage and research services as defined in Section 28(e) of the Exchange Act and including any costs directly related to the acquisition, disposition, lending or borrowing of portfolio investments;

     (e) taxes, including issuance and transfer taxes, and corporate registration, filing or other fees payable by the Corporation with respect to the Fund, to federal, state or other governmental agencies;

     (f) expenses, including the cost of printing certificates, relating to the issuance of shares of the Fund;

     (g) expenses involved in registering and maintaining registrations of the Fund and of its shares with the Securities and Exchange Commission and various states and other jurisdictions, including reimbursement of actual expenses incurred by the Investment Manager in performing such functions for the Fund, which may include compensation of persons who are employees of the Investment Manager, in proportion to the relative time spent on such matters;

     (h) expenses related to the redemption of shares of the Fund, including expenses attributable to any program of periodic redemption;

     (i) expenses of shareholders and Directors meetings, including meetings of committees, and of preparing, printing and mailing proxy statements, quarterly reports, semi-annual reports, annual reports and other communications to existing shareholders;

     (j) expenses of preparing and setting in type prospectuses, and expenses of printing and mailing the same to existing shareholders (but not expenses of printing and mailing of prospectuses and literature used for promotional purposes);

     (k) compensation and expenses of Directors who are not "interested persons" within the meaning of the 1940 Act;

     (l) expenses of maintaining shareholder accounts and furnishing, or causing to be furnished, to each shareholder a statement of his or her account, including the expense of mailing;

     (m) charges and expenses of legal counsel in connection with matters relating to the Fund, including, without limitation, legal services rendered in connection with the Corporation's corporate and financial structure and relations with its shareholders, issuance of shares of the Fund, and registration and qualification of securities under federal, state and other laws;

     (n) the cost and expense of maintaining the books and records of the Fund, including general ledger accounting;

     (o) insurance premiums on fidelity, errors and omissions and other coverages including the expense of obtaining and maintaining a fidelity bond as required by Section 17(g) of the 1940 Act;

     (p) interest and any other costs related to borrowings by the Corporation for the Fund; and

     (q) such other non-recurring expenses of the Corporation with respect to the Fund as may arise, including expenses of actions, suits, or proceedings to which the Corporation is a party and expenses resulting from the legal obligation which the Corporation may have to provide indemnity with respect thereto.



                                   ARTICLE 4

                                MANAGEMENT FEE

     For the services rendered and the facilities to be provided by the Investment Manager as set forth in Article 2 hereof, the Corporation agrees that the Fund shall pay to the Investment Manager a monthly fee as soon as practical after the last day of each calendar month, which fee shall be paid at a rate equal to ninety-five one hundredths of one percent (.95%) of the average daily net asset value of such Fund for such calendar month, commencing as of the date on which this Agreement becomes effective with respect to such Fund and computed in accordance with the description of the method of determination of net asset value contained in the Prospectus.

     In the case of commencement or termination of this Agreement with respect to the Fund during any calendar month, the fee with respect to the Fund for that month shall be reduced proportionately based upon the number of calendar days during which this Agreement is in effect with respect to the Fund, and the fee shall be computed based upon the average daily net asset value of the Fund during such period.


                                   ARTICLE 5

                              EXPENSE LIMITATION

     The Investment Manger agrees that if the total expenses of the Fund (exclusive of interest, taxes, brokerage expenses and extraordinary items such as litigation expenses) for any fiscal year of the Fund exceed the lowest expense limitation imposed in any jurisdiction in which the Fund is then making sales of its shares or in which its shares are then qualified for sale, if any, the Investment Manager will pay or reimburse the Fund for that excess up to the amount of its advisory fees payable with respect to the Fund during that fiscal year. The amount of the monthly advisory fee payable by the Fund under Article 4 hereof shall be reduced to the extent that the monthly expenses of the Fund, on an annualized basis, would exceed the foregoing limitation. At the end of each fiscal year of the Fund, if the aggregate annual expenses chargeable to the Fund for that year exceed the foregoing limitation based upon the average of the monthly average net asset value of the Fund for the year, the Investment Manager will promptly reimburse the Fund for the amount of such excess to the extent not already reimbursed by reduction of the monthly advisory fee, but if such expenses are within the foregoing limitation, any excess amount previously withheld from the monthly advisory fee during that fiscal year will be promptly paid over to the Investment Manager.

     In the event that this Agreement (i) is terminated as of a date other than the last day of the fiscal year of the Fund or (ii) commences as of a date other than the first day of the fiscal year of the Fund, then the expenses of the Fund shall be annualized and the Investment Manager shall pay to, or receive from, the Fund a pro rata portion of the amount that the Investment Manager would have been required to pay or would have been entitled to receive, if any, had this Agreement been in effect with respect to the Fund for the full fiscal year.

                                   ARTICLE 6

                          RELATIONS WITH CORPORATION

     Subject to and in accordance with the Articles of Incorporation and By-Laws of the Corporation and the Articles of Organization and By-Laws of the Investment Manager, it is understood that Directors, officers, agents and shareholders of the Corporation are or may be interested in the Investment Manager (or any successor thereof) as directors, officers or otherwise, that directors, officers, agents and shareholders of the Investment Manager (or any successor thereof) are or may be interested in the Corporation as Directors, officers, agents, shareholders or otherwise, that the Investment Manager (or any such successor thereof) is or may interested in the Corporation as a shareholder or otherwise and that the effect of any such adverse interests shall be goverened by said Articles of Incorporation, Articles of Organization and By-Laws.

                                  ARTICLES 7

                        LIABILITY OF INVESTMENT MANAGER

     (a) In the performance of investment management services as provided in
Article 2, the Investment Manager shall not be liable for any errors of judgment or mistake of law or for any loss suffered by the Fund in connection with any investment policy or the purchase, sale or redemption of any securities on the recommendation of the Investment Manager. Nothing herein contained shall be construed to protect the Investment Manager against any liability to the Fund or its shareholders to which the Investment Manager shall otherwise be subject by reason of willful misfeasance, bad faith, gross negligence in the performance of its duties on behalf of the Fund, reckless disregard of the Investment Manager's obligations and duties under this Agreement or the violation of any applicable law.

     (b) In the performance of administrative services as provided in Article 2, and which the Investment Manager is obligated to perform hereunder, the Investment Manager shall be liable to the Fund or its shareholders for any willful or negligent act or omission in the performance of such administrative services.


                                   ARTICLE 8

                  DURATION AND TERMINATION OF THIS AGREEMENT

     (a) Duration. This Agreement shall become effective on the later of (i) the date on which a Registration Statement with respect to its shares under the Securities Act of 1933, as amended, is first declared effective by the Securities and Exchange Commission or (ii) the date on which the Fund commences offering its shares to the public, and shall continue in effect, but only so long as such continuance is specifically approved at least annually by (i) the Board of Directors of the Corporation, or by the vote of a majority of the outstanding shares of the Fund, and (ii) a majority of those directors who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

     (b) Termination. This Agreement may be terminated at any time, without payment of any penalty, by vote of the Board of Directors of the Corporation or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund, or by the Investment Manager, in each case on sixty (60) days prior written notice to the other party.

     (c) Automatic Termination. This Agreement shall automatically and immediately terminate in the event of its assignment (as defined in the 1940
Act).

     (d) Approval, Amendment or Termination. Any approval, amendment or termination of this Agreement by the holders of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund shall be effective to continue, amend or terminate this Agreement notwithstanding that such action has not been approved by the vote of a majority of the outstanding voting securities of the Corporation, unless such action shall be required by any applicable law or otherwise.

                                   ARTICLE 9

                            SERVICES NOT EXCLUSIVE

     The services of the Investment Manager to the Corporation hereunder are not to be deemed exclusive, and the Investment Manager shall be free to render similar services to others so long as its services hereunder are not impaired thereby.



                                  ARTICLE 10

                                    NOTICES

     Notices under this Agreement shall be in writing and shall be addressed, and delivered or mailed postage prepaid, to the other party at such address as such other party may designate from time to time for the receipt of such notices. For this purpose, and until further notice, the address of the Corporation is One Madison Avenue, New York, New York, 10010-3690 and the address of the Investment Manager is One Financial Center, Boston, Massachusetts 02111.




                                  ARTICLE 11


                          GOVERNING LAW; COUNTERPARTS

     This Agreement shall be construed in accordance with the laws of the State of New York. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

                                  ARTICLE 12

                                  DEFINITIONS

     The terms "assignment," "interested person," and "majority of the outstanding shares," when used in this Agreement, shall have the respective meanings specified under the 1940 Act.





     WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first set forth above.


                                                  METLIFE - STATE STREET
                                                  INVESTMENT SERVICES, INC.




                                             By: /s/ George Trotta
                                                ----------------------------
                                                       President



Attest:

/s/ Leonard M. Bakal
-------------------------
     Asst. Clerk




                                                  METLIFE PORTFOLIOS, INC.




                                             By: /s/ Jeffrey J. Hodgman
                                                ----------------------------
                                                       President




Attest:

/s/ Christopher Nicholas
-------------------------
     Asst. Secretary